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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                         __________________________________

                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      April 13, 1998
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                              Merrill Lynch & Co., Inc.
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                  (Exact Name of Registrant as Specified in Charter)

     Delaware                      1-7182                   13-2740599
--------------------------------------------------------------------------------
 (State or Other                (Commission              (I.R.S. Employer
 Jurisdiction of                File Number)            Identification No.)
  Incorporation)


World Financial Center, North Tower, New York, New York       10281-1332
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:         (212) 449-1000
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report.)


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ITEM 5.  OTHER EVENTS

Filed herewith is the Preliminary Unaudited Earnings Summary, as contained in a press release dated April 13, 1998, for Merrill Lynch & Co., Inc. ("Merrill Lynch") for the three-month period ended March 27, 1998. The results of operations set forth therein for such period are unaudited. All adjustments, consisting only of normal recurring accruals, that are in the opinion of management, necessary for a fair presentation of the results of operations for the period presented have been included. The nature of Merrill Lynch's business is such that the results for any interim period are not necessarily indicative of the results for a full year.

Preferred stockholders' equity, common stockholders' equity, long-term borrowings, preferred securities issued by subsidiaries, and book value per common share as of March 27, 1998 were approximately $0.4 billion, $8.6 billion, $47.5 billion, $1.4 billion, and $24.90, respectively.

Merrill Lynch on April 13, 1998 reported the highest quarterly net earnings in its history, $518 million for the 1998 first quarter. These earnings were 11% above both the 1997 first and fourth quarters. Return on average common equity was approximately 24.8% for the 1998 first quarter.


Earnings per common share were $1.49 basic and $1.30 diluted in the 1998 first quarter, compared with $1.37 basic and $1.17 diluted in both the first and fourth quarters of 1997.

Cash-based measures are the most relevant indicators of Merrill Lynch's performance because they best illustrate Merrill Lynch's operating results and ability to support growth. Excluding the effect of goodwill amortization, a non-cash charge, earnings were $573 million in the 1998 first quarter, 19% above the 1997 first quarter. On the same basis, diluted earnings per share were $1.44 in the 1998 first quarter, up 19% from $1.21 in the 1997 first quarter, and return on average common equity was approximately 26.9% for the 1998 first quarter.

Net revenues reached a new high of $4.6 billion, with records achieved in commissions, principal transactions, and asset management and portfolio service fees.

Commission revenues were $1.4 billion, up 23% from the 1997 first quarter due to increases in global listed securities volume and strong U.S. mutual fund activity. Principal transactions revenues rose 8% from a year ago to $1.2 billion, benefiting from a diversified product base and strong equity markets in both the U.S. and Europe. Record revenues from equities and equity derivatives as well as interest rate and currency swaps, and higher foreign exchange trading contributed to the increase. Non-U.S. trading revenues accounted for nearly 60% of total principal transactions revenues.

Investment banking revenues increased 32% to $801 million, as a result of near-record underwriting revenues and strategic services fees. Underwriting revenues were sharply higher in equities, defined asset funds, and convertibles. Strategic services fees benefited


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

from strong merger and acquisition activity due in part to consolidations within and across various industries.

Asset management and portfolio service fees were $970 million, up 50% from the 1997 first quarter. The integration of Mercury Asset Management, combined with continued growth in asset management and other fee-based products such as Merrill Lynch Consults(Registered Trademark), Mutual Fund
Advisor(Service Mark), and Asset Power(Registered Trademark), led to the increase.

Other revenues were $124 million, down 27% from the 1997 first quarter due to lower realized gains from merchant banking activities. Net interest profit decreased 25% to $178 million, primarily as a result of increased financing costs related to the Mercury Asset Management acquisition.

Non-interest expenses increased 21% from the 1997 first quarter to $3.7 billion. Approximately 25% of the increase in non-interest expenses was attributable to the integration and ongoing operating costs of Mercury Asset Management.

Compensation and benefits, the largest expense category, was up 19% to $2.4 billion due to higher incentive and production-related compensation and increased headcount. Compensation and benefits expense as a percentage of net revenues was 51.6% in the 1998 first quarter, down from 51.8% in the corresponding 1997 first quarter.

Facilities-related costs, which include communications and equipment rental, occupancy, and depreciation and amortization, were up 20% to $459 million as increased business volume, continued emphasis on technology initiatives, and global expansion led to higher costs.

Professional fees increased 33% to $263 million because of higher systems and management consulting costs related to various technology projects, including the Year 2000 and European Monetary Union initiatives, as well as other systems and strategic market studies.

Advertising and market development expense was up 19% to $172 million due to increased advertising costs, partly related to the Roth IRA campaign, and higher travel costs related to business development. Brokerage, clearing, and exchange fees rose 27% to $150 million as a result of higher global securities trading volume and $18 million in custody and clearing costs for Mercury Asset Management.

Goodwill amortization, a non-cash expense, increased $40 million to $55 million as a result of the Mercury Asset Management acquisition. Other expenses were up 11% to $254 million due in part to increases in office supplies and postage costs.

The 1998 first quarter effective tax rate was 38.0%, unchanged from last year's first quarter.

Pretax profit margin was 19.0% in the 1998 first quarter, compared with 20.0% in the 1997 first quarter. The decrease in the pretax profit margin was due to the effects of goodwill amortization and financing costs related to the Mercury Asset Management acquisition. The first quarter 1998 pretax profit margin excluding goodwill amortization was 20.2%, virtually unchanged from a year ago.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  EXHIBITS

              (99)  Additional Exhibits

                    (i) Preliminary Unaudited Earnings Summary for the three-month period ended March 27, 1998.


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                                      SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                                MERRILL LYNCH & CO., INC.
                                           -------------------------------------
                                                      (Registrant)



                                           By:  /s/ E. Stanley O'Neal
                                               ---------------------------------
                                                    E. Stanley O'Neal
                                                    Executive Vice President and
                                                    Chief Financial Officer


Date:  April 13, 1998


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                                    EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION                                                  PAGE

(99)           Additional Exhibits

               (i)  Preliminary Unaudited Earnings Summary for the            7
                    three-month period ended March 27, 1998.


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